FUND ADMINISTRATION SERVICING AGREEMENT
                     ---------------------------------------

          THIS AGREEMENT is made and entered into on this 31st day of January, 2000, by and between PRUDENT BEAR FUNDS, INC., on behalf of Prudent Bear Large Cap Fund (hereinafter referred to as the "Fund") and FIRSTAR MUTUAL FUND SERVICES, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "Firstar").

          WHEREAS, the Fund is an open-end management investment company which is registered under the Investment Company Act of 1940;

          WHEREAS, Firstar is in the business of providing fund administration services for the benefit of its customers;

          NOW, THEREFORE, the Fund and Firstar do mutually promise and agree as follows:

I.   Duties and Responsibilities of Firstar

     A.   General Fund Management

          1.   Act as liaison among all fund service providers

          2.   Coordinate board communication by:

               a.   Assisting fund counsel in establishing meeting agendas

               b.   Preparing    board    reports   based   on   financial   and
                    administrative data

               c.   Evaluating independent auditor

               d. Securing and monitoring fidelity bond and director and officers liability coverage, if requested

          3.   Audits

               a.   Prepare   appropriate   schedules  and  assist   independent
                    auditors

               b.   Provide information to SEC and facilitate audit process

               c.   Provide office facilities

          4.   Assist in overall operations of the Fund

     B.   Compliance

          1.   Regulatory Compliance

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               a.   Periodically  monitor compliance with Investment Company Act of 1940 requirements

                    1)   Asset diversification tests

                    2)   Total return and SEC yield calculations

                    3)   Maintenance of books and records under Rule 31a-3

                    4)   Code of ethics

               b.   Periodically monitor prospectus investment limitations

          2.   Blue Sky Compliance

               a.   File initial state application and all subsequent reports

               b.   Monitor status in each state

          3.   SEC Registration and Reporting

               a. Assisting Fund's counsel in updating prospectus, statement of additional information, proxy statements, and Rule 24f-2 notice

               b.   Annual and semiannual reports

          4.   IRS Compliance

               a. Periodically monitor Fund's status as a regulated investment company under Subchapter M through review of the following:

                    1)   Asset diversification requirements

                    2)   Qualifying income requirements

                    3)   Distribution requirements

               b.   Calculate  required  distributions   (including  excise  tax
                    distributions)

     C.   Financial Reporting

          1. Provide financial data required by fund prospectus and statement of additional information

          2. Prepare financial reports for shareholders, the board, the SEC, and independent auditors


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

          3.   Monitor expense accruals and payments

     D.   Tax Reporting

          1. Prepare appropriate federal and state tax returns including forms 1120/8610 with any necessary schedules

          2.   Prepare state income breakdowns where relevant

          3. File 1099 Miscellaneous for payments to directors and other service providers

          4.   Monitor wash losses

          5.   Calculate eligible dividend income for corporate shareholders

II.  Compensation
     ------------

          The Fund agrees to pay Firstar for performance of the duties listed in this Agreement and the fees and out-of-pocket expenses as set forth in the attached Schedule A.

          These fees may be changed from time to time, subject to mutual written Agreement between the Fund and Firstar.

          The Fund agrees to pay all fees and  reimbursable  expenses within ten
(10) business days following the mailing of the billing notice.

III. Performance of Service; Limitation of Liability
     -----------------------------------------------

          Firstar shall exercise reasonable care in the performance of its duties under the Agreement. The Fund agrees to reimburse and make Firstar whole for any loss or damages (including reasonable fees and expenses of legal counsel) arising out of or in connection with its actions under this Agreement so long as Firstar acts in good faith and is not negligent or guilty of any willful misconduct.

          Firstar shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, natural or state emergencies, fire, mechanical breakdown, flood or catastrophe, act of God, insurrection, war, riots, or failure of transportation, communication, or power supply.

          In the event of a mechanical breakdown beyond its control, Firstar shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Firstar's control. Firstar will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Firstar. Firstar agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provisions for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the


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

Fund shall be entitled to inspect Firstar's premises and operating capabilities at any time during regular business hours of Firstar, upon reasonable notice to Firstar.

          This indemnification includes any act, omission to act, or delay by Firstar in reliance upon, or in accordance with, any written or oral instruction it receives from any duly authorized officer of the Fund.

          Regardless of the above, Firstar reserves the right to reprocess and correct administrative errors at its own expense.

IV.  Confidentiality
     ---------------

          Firstar shall handle, in confidence, all information relating to the Fund's business which is received by Firstar during the course of rendering any service hereunder.

V.   Data Necessary to Perform Service
     ---------------------------------

          The Fund or its agent, which may be Firstar, shall furnish to Firstar the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

VI.  Terms of Agreement
     ------------------

          This Agreement shall become effective as of the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive annual periods unless otherwise terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.

VII. Duties in the Event of Termination
     ----------------------------------

          In the event that, in connection with termination, a successor to any of Firstar's duties or responsibilities hereunder is designated by the Fund by written notice to Firstar, Firstar will promptly, upon such termination and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Firstar under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which Firstar has maintained, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Firstar's personnel in the establishment of books, records, and other data by such successor.


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

VIII.Choice of Law
     -------------

          This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

PRUDENT BEAR FUNDS, INC                  FIRSTAR MUTUAL FUND SERVICES, LLC



By:__________________________________    By:__________________________________



Attest_______________________________    Attest_______________________________





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